EXHIBIT 16.1

JEWETT, SCHWARTZ ,WOLFE & ASSOCIATES

HOLLYWOOD, FL

February 23, 2011

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Xenacare Holdings, Inc., (the “Company”) Form 8-K dated February 23, 2011, and are in agreement with the statements relating only to Jewett, Schwartz, Wolfe & Associates contained therein. We have no basis to agree or disagree with other statements of the Company contained therein

Very truly yours,

S/S JEWETT, SCHWARTZ ,WOLFE & ASSOCIATES